UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2009

USEC Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 Democracy Center, 6903 Rockledge Drive, Bethesda, Maryland		20817
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 564-3200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 13, 2009, USEC Inc. ("USEC" or the "Company") and the United States Department of Energy ("DOE") entered into an amendment (the "Amendment") to the Agreement dated June 17, 2002 between DOE and USEC, as amended (the "2002 Agreement"). The Amendment revises milestones under the 2002 Agreement relating to the Company’s American Centrifuge uranium enrichment plant being built in Piketon, Ohio (the "American Centrifuge Plant").

The original fifteen milestones under the 2002 Agreement were established at an early stage in the American Centrifuge project based on the information available at such time. While a number of the milestones have been met on or ahead of schedule, in March 2007, USEC reached an agreement with DOE regarding modifying two of the milestones to align with the Company’s deployment schedule. At such time, USEC deferred requesting a modification of milestones scheduled for 2009 and beyond, which were also not aligned with its deployment schedule, until a later date when it anticipated having more complete information.

USEC and DOE have agreed to the following modifications to the 2002 Agreement, as more fully described in the Amendment:

• The milestones relating to financing and commercial plant operations and capacity are replaced with the following new four milestones:

 - November 2009 – Secure firm financing commitment(s) for the construction of the commercial American Centrifuge Plant with an annual capacity of approximately 3.5 million separative work units ("SWU") per year (the "Financing Milestone");

 - August 2010 – begin commercial American Centrifuge Plant operations;

 - November 2011 – commercial American Centrifuge Plant annual capacity at 1 million SWU per year; and

 - May 2013 – commercial American Centrifuge Plant annual capacity of approximately 3.5 million SWU per year;

• Until USEC has met the Financing Milestone, DOE has full remedies under the 2002 Agreement, however, if a delaying event beyond the control and without the fault or negligence of USEC occurs which would affect USEC’s ability to meet a milestone, DOE and USEC will jointly meet to discuss in good faith possible adjustments to the milestones as appropriate to accommodate the delaying event; and

• Once USEC has met the Financing Milestone, DOE’s remedies under the 2002 Agreement are limited to those circumstances where USEC’s gross negligence in project planning and execution is responsible for schedule delays or in the circumstance where USEC constructively or formally abandons the project or fails to diligently pursue the financing commitment(s).

The 2002 Agreement provides DOE with specific remedies if USEC fails to meet a milestone that would materially impact USEC’s ability to begin commercial operations of the American Centrifuge Plant on schedule. These remedies include terminating the 2002 Agreement, revoking USEC’s access to DOE’s U.S. centrifuge technology and requiring USEC to transfer its rights in the American Centrifuge technology and facilities to DOE, requiring USEC to reimburse DOE for certain costs associated with the American Centrifuge project, and recommending that USEC be removed as the sole Executive Agent under the Megatons-to-Megawatts program.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment and the 2002 Agreement. The Amendment is filed as Exhibit 10.1 to this report. The full text of the 2002 Agreement is filed as Exhibit 10.54 to USEC’s current report on Form 8-K filed June 21, 2002. Modification 1 to the 2002 Agreement is filed as Exhibit 10.15 to USEC’s annual report on Form 10-K for the year ended December 31, 2005.

The Company, or its subsidiaries, is also a party to a number of other agreements or arrangements with the U.S. government, as described in the Company’s annual report on Form 10-K/A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number--Description

10.1--Modification No. 2 dated January 12, 2009, to Agreement dated June 17, 2002 between the U.S. Department of Energy and USEC Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USEC Inc.

January 13, 2009	By:	/s/ John C. Barpoulis

Name: John C. Barpoulis
Title: Senior Vice President and Chief Financial Officer (Principal Financial Officer)

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Exhibit Index

Exhibit No.	Description

10.1	Modification No. 2 dated January 12, 2009, to Agreement dated June 17, 2002 between the U.S. Department of Energy and USEC Inc.